                                                                    Exhibit 10.2

                    MANUFACTURING AND DISTRIBUTION AGREEMENT

                Manufacturing and Distribution Agreement, dated as of September 28, 2001 (this "Agreement"), between Church & Dwight Co., Inc., a
                          ---------
Delaware corporation ("C&D"), and Armkel, LLC, a Delaware limited liability
                       ---
company ("Armkel") (each of Armkel and C&D, a "Party" and collectively, the
          ------                               -----
"Parties").
 -------
                                    RECITALS:

                WHEREAS, Carter-Wallace, Inc., a Delaware corporation ("CW")
                                                                        --
and Armkel have executed and delivered an Asset Purchase Agreement, dated as of May 7, 2001 (including the exhibits, schedules and annexes thereto, and as amended, the "Asset Purchase Agreement"), providing for, among other things, the
              ------------------------
sale, conveyance, transfer, assignment and delivery to Armkel of all of CW's and its Affiliates' rights, title and interest in and to the Purchased Assets (as defined in the Asset Purchase Agreement) and the assumption by Armkel of all of the Assumed Liabilities (as defined in the Asset Purchase Agreement; such sales, transfers, assignments, purchases, acceptances and assumptions collectively, the "Asset Purchase");
 --------------

                WHEREAS, in connection with the transactions contemplated by the Asset Purchase Agreement, C&D and Armkel have agreed that C&D will manufacture and distribute certain products for Armkel in North America, for the period and subject to the terms and conditions set forth in this Agreement.

                NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                1.1     General Terms.  For purposes of this Agreement, the
                        -------------
following terms have the meanings hereinafter indicated:

                "Affiliate" shall mean, with respect to any Person, any other
                 ---------
Person directly or indirectly controlling, controlled by or under common control with such Person as of the time of determination.

                "Agreement" shall have the meaning assigned thereto in the
                 ---------
Preamble.

                "Armkel" shall have the meaning assigned thereto in the
                 ------
Preamble.

                "Armkel Indemnified Parties" shall have the meaning specified
                 --------------------------
in Section 8.2.

                "Asset Purchase" shall have the meaning assigned thereto in
                 --------------
the Recitals.

               "Asset Purchase Agreement" shall have the meaning assigned
                ------------------------
thereto in the Recitals.

               "Bankruptcy Event" with respect to a Party shall mean the filing
                ----------------
of an involuntary petition in bankruptcy or similar proceeding against such Party seeking its reorganization, liquidation or the appointment of a receiver, trustee or liquidator for it or for all or substantially all of its assets, whereupon such petition shall not be dismissed within 60 days after the filing thereof, or if such Party shall (i) apply for or consent in writing to the appointment of a receiver, trustee or liquidator of all or substantially all of its assets, (ii) file a voluntary petition in bankruptcy or similar proceeding or admit in writing its inability to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or an answer seeking reorganization or an arrangement with its creditors or take advantage of any insolvency law with respect to itself as debtor, or (v) file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency proceedings or any similar proceedings.

               "Business Day" shall mean any day other than a Saturday, a Sunday
                ------------
or a day on which banks in the City of New York are authorized or obligated by law or executive order to close.

               "Capital Repairs" shall have the meaning specified in Section
                ---------------
3.2.

               "Change of Control" means the occurrence of any of the following
                -----------------
events: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of the capital stock of C&D outstanding at such time; (ii) a merger or consolidation or similar transaction involving C&D after which the holders of C&D's capital stock do not own at least 65% of the total voting power represented by the capital stock of the surviving entity of such merger or consolidation; or (iii) the adoption of a plan of complete liquidation or the sale or disposition by C&D of at least 75% of its assets in any one or series of transactions.

               "Claim Notice" shall have the meaning specified in Section 8.3.
                ------------

               "Closing" shall have the meaning set forth in the Asset Purchase
                -------
Agreement.

               "Closing Date" shall have the meaning set forth in the Asset
                ------------
Purchase Agreement.

               "Confidential Information" shall have the meaning specified in
                ------------------------
Section 9.2.

               "CW" shall have the meaning assigned thereto in the Recitals.
                --

               "C&D" shall have the meaning assigned thereto in the Preamble.
                ---

               "C&D Indemnified Parties" shall have the meaning specified in
                -----------------------
Section 8.1.

               "Distribution Services" shall have the meaning specified in
                ---------------------
Section 2.3.

          "Equipment" shall mean the equipment and tangible personal property
           ---------
set forth on Exhibit A.

          "Facility" shall mean the facility where the Products are currently
           --------
manufactured or such other facility as the Parties may agree.

          "Fees and Costs" shall mean the Fees and Costs listed on Schedule A
           --------------
hereto, or as otherwise agreed by the Parties.

          "Force Majeure Event" shall have the meaning specified in Section 9.1.
           -------------------

          "Good Manufacturing Practices" shall have the meaning specified in
           ----------------------------
Section 5.9(a).

          "Indemnified Party" shall have the meaning specified in Sections 8.1
           -----------------
and 8.2.

          "Indemnifying Party" shall have the meaning specified in Sections 8.1
           ------------------
and 8.2.

          "Indemnity Claim" shall have the meaning specified in Section 8.3.
           ---------------

          "Kelso Member" shall have the meaning set forth in the LLC Agreement.
           ------------

          "LLC Agreement" shall mean the Amended and Restated Limited Liability
           -------------
Company Agreement of Armkel, LLC, dated as of August 27, 2001, as the same may be amended or modified from time to time.

          "Losses" shall have the meaning specified in Section 8.1.
           ------

          "Manufacturing Services" shall have the meaning specified in Section
           ----------------------
2.2(a).

          "Marks" shall have the meaning specified in Section 9.4.
           -----

          "New Product" shall mean a new product for the Nair product line not
           -----------
initially included on Exhibit B on the Closing Date but which is added to Exhibit B in accordance with the provisions of Section 2.5. A New Product shall be deemed to constitute a Product from and after the date Exhibit B is amended pursuant to Section 2.5; provided that all references in this Agreement to New
                         --------
Products shall continue to include New Products that have become Products and have been added to Exhibit B.

          "Notice Period" shall have the meaning specified in Section 8.3.
           -------------

          "Party" shall have the meaning assigned thereto in the Preamble.
           -----

          "Person" shall mean any individual, firm, partnership, association,
           ------
group (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934, as amended, as such Rule is in effect on the date of this Agreement), corporation, limited liability company or other entity.

          "Product Production Order" shall have the meaning specified in Section
           ------------------------
4.2.

          "Products" shall mean those products listed on Exhibit B, and those
           --------
products, if any, which may be added to Exhibit B by the mutual written agreement of the Parties.

          "Recall" shall have the meaning specified in Section 5.12.
           ------

          "Rejection Notice" shall have the meaning specified in Section 5.10.
           ----------------

          "Removal Period" shall have the meaning specified in Section 3.3.
           --------------

          "Representative" shall have the meaning specified in Section 2.8.
           --------------

          "Services" shall mean the Manufacturing Services and the Distribution
           --------
Services as set forth on Schedule A.

          "Specifications" shall mean the specifications currently used by CW to
           --------------
produce the Products, as revised in accordance with Section 2.2 (b).

          "Subsidiary" shall mean, with respect to any Person, more than 50% of
           ----------
the outstanding voting power of which is at the time owned or controlled directly or indirectly by such Person or by one or more of such subsidiary entities, or both.

          "Third Party Claim" shall have the meaning specified in Section 8.3.
           -----------------

          "Variable Costs" shall mean the direct labor and direct materials
           --------------
costs for producing units of a Product or New Product, as the case may be.

                                   ARTICLE II

                              SERVICES AND PRODUCTS

          2.1  Services.
               ---------


          (a) C&D shall provide or cause one of its Affiliates to provide to Armkel or the relevant Affiliate of Armkel the Services for the term of the Agreement. The Services shall be as described on Schedule A. Additions or variations to the level of the Services or Fees and Costs identified on Schedule A hereto may be made from time to time by agreement between the Parties as set forth in a revised Schedule A. In the event any Service is terminated in accordance with Section 6.3(c), this Agreement shall remain in effect unless otherwise terminated in full in accordance with Article VI.

          (b) Each Party shall create and maintain full and accurate books in connection with the provision of the Services, and all other records relevant to this Agreement, and upon reasonable notice from the other Party shall make available for inspection and copy by such other Party's agents such records during reasonable business hours.

          2.2  Manufacturing Services.
               ----------------------

          (a)  Product Quantities. During the term of this Agreement, and
               ------------------
subject to the provisions of this Agreement, C&D shall manufacture and supply to Armkel in accordance with the terms of this Agreement, including, without limitation, the Specifications in respect to the Products, 100% of Armkel's total requirements for the Products (such manufacturing and supply services, the "Manufacturing Services").
 ----------------------

          (b)  Revised Specifications. At the request and at the sole cost and
               ----------------------
expense of Armkel, the Specifications for any Products manufactured hereunder may be revised at any time upon the agreement of C&D, which agreement will not be unreasonably withheld, delayed or conditioned. The cost of conversion to the new Specifications shall be composed of C&D's actual conversion costs reasonably incurred by C&D at Armkel's direction, and with C&D's agreement contemplated by this Section 2.2.

          2.3  Distribution Services. During the term of this agreement C&D will
               ---------------------
supply Armkel with supply chain and distribution services ("Distribution
                                                            ------------
Services") with respect to all Armkel products, including order entry and
--------
processing, production planning and deployment of inventory, warehousing of products, transportation and the distribution services set forth on Schedule A. These services will be provided in the same manner that C&D uses in support of its own products. Where ever practicably possible C&D will bill Armkel for Distribution Services on a direct cost basis. Where a direct cost basis is not possible costs will be allocated on a mutually agreed upon basis.

          2.4  Changes. Except with the prior written consent of Armkel, C&D
               -------
will not make any change to Product ingredients, components, Specifications, trade dress or packaging. Costs incurred by C&D for any changes requested by Armkel shall be borne by Armkel.

          2.5  New Products. If Armkel develops a New Product for commercial
               ------------
manufacture, it may submit a proposal to C&D to manufacture and supply such product, which proposal shall include its best estimate of the Variable Costs of manufacturing and supplying the New Product. The Variable Costs of manufacturing such New Product shall be determined in a manner consistent with the calculation of Variable Costs for all other Products. C&D shall be obligated to manufacture such New Product for Armkel to the extent that such New Product is a line extension of an existing Product and the Parties agree upon reasonable Variable Costs; provided that C&D shall not be obligated to manufacture any New Product
       --------
for Armkel for which C&D lacks the necessary equipment unless Armkel agrees to purchase or otherwise supply such equipment for C&D. Any proposal for the manufacture and distribution by C&D of a New Product that is a new formulation of an existing Product shall be discussed by the Parties as to the feasibility and reasonable costs of manufacturing such New Product. Notwithstanding anything to the contrary contained herein, Armkel shall have the right to have a New Product manufactured by a third party if Armkel decides not to accept C&D's final proposal for the manufacture and distribution of such New Product (in such case a New Product shall not become a "Product" for purposes of this Agreement). If Armkel accepts C&D's proposal with respect to the manufacture and distribution of a New Product, the Parties will reevaluate the manufacturing overhead costs set forth on Schedule A and if such New Product production is anticipated to materially increase such manufacturing overhead costs, the Parties will agree on a new manufacturing overhead costs. Armkel will purchase 100% of its requirements for any New Products for which the Parties agree that C&D will manufacture pursuant to this Section.

          2.6  No Competitive Products by C&D. C&D agrees that it shall not
               ------------------------------
manufacture, nor cause or allow any of its Affiliates to manufacture, the Products for any reason except as provided in this Agreement. Notwithstanding the foregoing, the Parties acknowledge and agree that the Products may be manufactured by a third party from time to time for limited periods, as determined by C&D in its reasonable discretion, provided that the Fees and Costs set forth on Schedule A shall remain applicable to the Manufacturing Services hereunder. Except as provided in this Agreement, during the term of this Agreement, C&D shall not manufacture, nor cause any of its Affiliates to manufacture, for itself or for an other party, any product that is the same as, or similar in design, function or appearance to, the Products.

          2.7  Parameters of Services; Standard of Service. (a) The Services
               -------------------------------------------
shall be in scope and nature substantially the same as such Services were provided within CW for the four quarters prior to the date of the Asset Purchase Agreement unless otherwise agreed to by the Parties.

          (b) In performing the Services, C&D or any of its Affiliates providing the Services on its behalf shall provide substantially the same level of service and use substantially the same degree of care as consistent with the highest level of services, determined on an aggregate basis, provided by C&D to its own products, divisions or Subsidiaries, and in connection with the provision of such Services, C&D shall not favor its own products, divisions or Subsidiaries over those provided to Armkel (when viewed on an aggregate basis) (it being understood that C&D may be unable to retain and/or attract qualified employees from time to time; accordingly, to the extent C&D is so affected, C&D shall not be in breach of its obligations hereunder so long as it uses its reasonable best efforts to hire or make available replacement personnel to perform the Services required hereunder).

          (c) C&D agrees that the person it appoints as a Representative in accordance with Section 2.8 hereof, the members of the manufacturing team and the providers of any other Services hereunder will have the appropriate skill sets to perform such functions in the good faith judgment of C&D and will not have any material conflicts of interest of which C&D has knowledge or responsibilities that materially conflict with performing those functions and Services, in either case without the prior consent of Armkel.

          2.8  Representatives. Each of Armkel and C&D shall nominate a
               ---------------
representative (each, a "Representative") to act as the primary contact person with respect to the Services provided hereunder. Each of Armkel and C&D shall advise the other in writing of its appointment of a Representative or any successor Representative. The initial Representatives are:

          For C&D:    Mark Conish
          For Armkel: Maureen Usifer

     The Representatives shall periodically discuss the quality of Services provided hereunder and shall attempt in good faith to resolve all matters that may arise during the term of this Agreement.

          2.9  Ownership. Armkel represents that it has acquired all rights,
               ---------
title and interests in and to the Products and the related intellectual property pursuant to the Asset Purchase Agreement. Neither C&D nor any Affiliate thereof is acquiring pursuant to this Agreement any ownership interests in the Products manufactured hereunder or any related intellectual property (other than C&D's ownership of inventory in the ordinary course of manufacture hereunder, until title passes pursuant to Section 4.4).

          2.10 Agreement to Provide Transition Services in the Event of a Third
               ----------------------------------------------------------------
Party Sale. In the event of a sale of Armkel or any Subsidiary or business unit
----------
thereof to a third party, C&D shall be required to offer to provide to any such third party purchaser transition services for the purchased business of the type provided to Armkel pursuant to this Agreement. C&D shall offer to provide such services for a period of no less than one year from the date of such sale. The terms on which such services shall be provided shall be (a) for the first 90 days of any transition period, substantially similar to the terms on which services are provided by C&D to Armkel pursuant to this Agreement; and (b) thereafter, on a fully-allocated cost basis for the remainder of such one-year period.

                                   ARTICLE III

                                    EQUIPMENT

          3.1  Equipment License. Armkel hereby grants to C&D a royalty-free
               -----------------
license to use the Equipment for the sole and exclusive purpose of manufacturing the Products for Armkel, and C&D hereby accepts such license, all on the terms and conditions set forth in this Agreement. The Equipment and Confidential Information shall at all times be and remain the property of Armkel, and C&D shall have no interest therein or rights thereto except as specifically provided in this Agreement. C&D shall not remove the Equipment from the Facility during the term of this Agreement or thereafter without Armkel's written consent. If requested by Armkel, C&D shall affix to the Equipment asset tags indicating that the Equipment is the property of Armkel. C&D acknowledges that it is a bailee with respect to the Equipment.

          3.2  Maintenance and Repair of Equipment. During the term of this
               -----------------------------------
Agreement, C&D shall perform, at its cost and expense, all routine maintenance and repair in substantial conformity with what has historically been performed on the Equipment at such intervals as have been historically customary to maintain the Equipment in good working order, including but not limited to changing oil, replacing filters and lubrication. Armkel shall bear the costs and expenses of repairs to the Equipment that are not routine or which extend the useful life of the Equipment beyond routine maintenance and servicing (referred to herein as "Capital Repairs"). If the historical performance of maintenance,
              ---------------
cleaning, and repair failed to conform with current Good Manufacturing Practices, C&D agrees to henceforth comply with such equipment standard. If C&D ascertains that the Equipment requires any Capital Repairs, C&D shall promptly advise Armkel thereof by telephone or fax pursuant to Section 9.10 hereof.

Except in the case of an emergency, Armkel shall have the right to direct the manner in which such Capital Repairs shall be effected, and C&D shall abide by such directions. To the extent C&D reasonably incurs any out-of-pocket costs or otherwise at Armkel's direction for Capital Repairs (including time of its own employees in diagnosing or effecting any such repairs), C&D shall invoice Armkel therefor, which invoice shall be accompanied by the invoices or vouchers for such costs. Armkel shall pay such invoice within 30 days after its receipt thereof.

          3.3  Return of Equipment. After any termination hereunder and for one
               -------------------
month thereafter (the "Removal Period"), Armkel and its designated contractors
                       --------------
shall have the right (which Armkel may exercise at any time and from time to time during such period, upon reasonable notice and subject to the consent of C&D, which consent shall not unreasonably be withheld) to enter upon the Facility and remove the Equipment or any components thereof therefrom, provided,
                                                                       --------
however, that such removal shall not unreasonably interfere with operation of
-------
the Facility. During the course of such removal, C&D may reasonably restrict access by Armkel's employees to the areas of the Facility where products other than Armkel's products are being manufactured; provided, that in no event shall
                                               --------
Armkel be ultimately prevented from removing the Equipment as a result of such restrictions. Equipment not removed by the expiration of the Removal Period shall be and become the property of C&D without further act or charge. C&D shall cooperate with Armkel and shall provide at Armkel's request employees to assist Armkel in disassembling and crating any such Equipment prior to its removal. C&D's obligation to provide employees to assist in disassembling and crating equipment shall be contingent upon C&D having employees available for such duties without adversely impacting C&D's other operations; provided, that to the
                                                           --------
extent Armkel has requested of C&D that Equipment be removed and it is not removed due to C&D not providing sufficient employees to assist in the removal, the date referenced in the first sentence of this Section 3.3 shall be extended to the extent required to permit removal of the Equipment with the necessary assistance of C&D's employees. Armkel shall repair any damage to the Facility caused by such removal and shall reimburse C&D for reasonable out-of-pocket costs (including time of C&D's own employees) incurred by C&D in disassembling and crating the Equipment, costs for which are to be agreed upon by both parties in good faith in advance of any such activity. It is Armkel's responsibility to validate that Equipment is operational before removal and, without limiting C&D's obligation to provide Armkel assistance as contemplated hereby, it is Armkel's sole responsibility to ensure successful removal, transportation and reinstallation in Armkel's facility. C&D makes no warranties for Equipment other than that it will be maintained as described herein. During Equipment removal, Armkel agrees to adhere to the general contractor and removal procedures and standards observed in the consumer products industry.

                                   ARTICLE IV

                               PRODUCT SCHEDULING

          In order to permit production and supply in the most efficient and economical manner possible, the following procedures shall apply during the term of this Agreement:

          4.1  Best Estimated Forecast of Product Requirements. Armkel shall
               -----------------------------------------------
provide C&D with its best estimated 12-month rolling forecasts of Armkel's requirements, by month and by seven digit SKU number, for supply of the Products. Except for the first forecast which shall be delivered at or prior to the Closing and which shall be for the number of days from the date of the Closing until the next following December 31, each such forecast will be for a 12-month period beginning on the first month to which it applies and shall be due 60 days before commencement of the period to which it applies. The forecasts delivered hereunder are not firm commitments by Armkel to order or purchase the Products, but are provided only as a guide to assist C&D in scheduling production.

          4.2  Production Orders. Armkel will issue to C&D production orders
               -----------------
which shall serve as a firm order for the Products (each, a "Product Production
                                                             ------------------
Order"). Such Product Production Orders shall be issued at least fourteen
-----
calendar days prior to the anticipated delivery date for Products covered by such order or such other longer lead time and batch sizes as had been customary for the Products during the prior four quarters. Armkel will use its reasonable best efforts to give C&D longer lead times whenever possible and C&D will use all reasonable commercial efforts to fulfill any short lead time orders.

          4.3  Delivery, Pricing and Payment. (a) C&D shall coordinate
               -----------------------------
deliveries of the Products with the Representative designated by Armkel. All shipments shall be at the agreed upon level of costs and services. C&D shall provide Armkel a list of common carriers from time to time for its approval, which shall not be unreasonably withheld, and C&D shall schedule deliveries with the common carriers and with the appropriate Armkel personnel. C&D shall have the responsibility to inspect all carriers shipping the Products and shall reject any carrier not in a clean, dry and odorless condition or which is not otherwise in accordance with industry practice. The rejection of any carrier not meeting Armkel's standards shall be immediately reported to Armkel's Representative. If after inspection, C&D determines that the carrier meets Armkel's requirements for carrier fitness, C&D shall proceed to deliver the Products to the carrier.

          (b) All shipments of the Products by common carrier shall be consistent with the published price list. C&D will maintain adequate and accurate shipping records in order that the Product lots on all shipments may be traced. Unless otherwise specified herein, Armkel shall be responsible for paying all shipping costs and expenses associated with the transportation of the Products.

          4.4  Risk of Loss and Insurance. (a) Title to the Products shall be
               --------------------------
and remain with Armkel from the date the Product is delivered to the carrier at the Facility for delivery to Armkel. C&D shall bear the risk of loss to the Products until it is delivered to the carrier at the Facility for delivery to Armkel.

          (b) At all times during the term of this Agreement, C&D shall, at its sole cost and expense, maintain commercial public liability insurance in amounts not less than:

              (i)   property insurance at cash value of the Facility; and

              (ii) liability insurance for bodily injury and property damage of $5,000,000 combined single limit per occurrence and in the aggregate.

A copy of each insurance policy or certificate thereof shall be issued by an insurer reasonably satisfactory to Armkel and authorized to issue such policy or policies, shall name Armkel and the mortgagee of Armkel, if any, as additional insured and shall otherwise be reasonably satisfactory to Armkel, and shall be delivered to the Armkel within 10 calendar days following commencement of this Agreement and shall not be subject to cancellation upon less than 10 calendar days written notice to Armkel.

          (c) C&D acknowledges that Armkel has an interest in resolving product liability claims quickly and in a manner that minimizes the negative impact of the experience to the consumer. C&D further acknowledges that packages of the Products produced by C&D may have a toll-free number for consumers to call in order to make comments about the Products. As a result, Armkel will be in a position to solve many product liability claims quickly and for a nominal amount. Notwithstanding Section 8.3, C&D hereby agrees that Armkel may handle product liability claims regarding the Products provided such claims can be settled for less than $5,000 on an individual basis. In the event the claim is a result of actions or inactions of C&D for which it would be responsible under this Agreement, C&D agrees to reimburse Armkel for costs of settling these claims, notwithstanding the fact that it may not have been notified of such claim prior to settlement. Settlements for amounts greater than $5,000 will be subject in all respects to Articles VII and VIII hereof. Notwithstanding the foregoing, the Parties agree that C&D will not be responsible for any claims relating to formulation of the Products, except to the extent such formulation is not in accordance with the Specifications through the gross negligence or willful misconduct of C&D. Armkel agrees to notify C&D of all claims to be settled by Armkel in accordance with this clause (c) as soon as possible. Armkel's right to settle any claims for which C&D is obligated to reimburse Armkel under this clause (c), other than by the procedures contemplated by
Section 8.3 hereof, shall terminate to the extent the aggregate of all such claims is greater than $75,000 in any contract year.

          4.5  Notification of Delay or Non-Performance. Without affecting C&D's
               ----------------------------------------
other obligations hereunder, in the event C&D reasonably believes that production or delivery of the Products may be delayed, impaired or prevented for any reason, including for any reason which constitutes a permitted delay (in accordance with Section 9.1), C&D shall (i) immediately notify Armkel of the possibility of such delay, and the reasons therefor; (ii) immediately notify Armkel of such actual delay, and the reasons therefor; and (iii) use all reasonable commercial efforts to keep its contractual commitments under this Agreement.

          If within 30 days the Parties are unable to resolve the subject problem, and if, at the conclusion of such period Armkel reasonably determines that C&D will not adequately be able to supply Armkel's firm orders, Armkel shall be free to enter into an agreement with an alternative supplier for such quantities of Products that Armkel has determined that C&D will be unable to supply (or any amount in excess thereof that constitutes the minimum batch size production from Armkel's alternative supplier). C&D shall be obligated for a period of 90 days from the end of such 30 day period to reimburse Armkel for the increased expense incurred by Armkel in obtaining its requirements for such Product from an alternative supplier over the costs for such Products hereunder.

                                   ARTICLE V

                            PAYMENT; PRODUCT PRICING

          5.1  Payment. The consideration to be paid by Armkel for the Services
               -------
and Products shall be the Fees and Costs. C&D will invoice Armkel in United States dollars on a monthly basis (with quarterly true-ups as necessary), and Armkel shall pay to C&D or to such Affiliate as C&D may direct the amounts due under such invoices in United States dollars no later than 10 Business Days of receipt by Armkel.

          5.2  Notification of Changes in Raw Materials or Packaging Materials.
               ---------------------------------------------------------------
Without limiting Armkel's obligations hereunder, C&D shall notify Armkel in writing of all changes of which it becomes aware in the costs of raw materials or packaging material that are likely to materially change the Fees and Costs hereunder.

          5.3  Purchase of Inventory. On the date of the Closing, C&D shall
               ---------------------
purchase on an "as is where is" basis from Armkel all inventory relating to the Products, other than the finished goods inventory of the Products that Armkel purchased from CW pursuant to the Asset Purchase Agreement, and the agreed purchase price for such inventory shall be the invoice amount for such raw material components and packaging necessary to make the Products and shall be paid by means of four equal offsets to the amounts otherwise due to C&D by Armkel under the invoices to be delivered to Armkel by C&D hereunder until such payment is fully discharged.

          5.4  Periodic Re-Evaluations. The Parties agree to re-evaluate the
               -----------------------
Fees and Costs listed on Schedule A, including the underlying methods used to determine such amounts, from time to time, and in any event at least annually, to confirm that such levels or fee structures produce a result consistent with the supply requirements of Armkel and the costs incurred by the Parties to provide the Services. In addition, the Parties agree to re-evaluate the fee structures listed on Schedule A following any increase in the Nair product line fiscal year net sales in North America by 10% or more over the prior fiscal year's net sales in North America for the Nair product line, based on a December 31 fiscal year end. If the Parties are unable to agree upon adjustments to the fee structures, the fixed fees set forth on Schedule A automatically shall be adjusted based on the increase and/or decrease in the consumer price index (specifically, the "CPI-U" index, as calculated by the Bureau of Labor Statistics) for such year.

          5.5  Inspection, Sampling, Line Capacity, Raw Materials. (a) C&D shall
               --------------------------------------------------
inspect and sample all raw materials and packaging purchased for the Products for conformance with the Specifications and shall withhold from use in the manufacture of the Products any raw materials or packaging determined by C&D not to be in conformity with such the Specifications. C&D will maintain available line capacity and inventories of raw materials and packaging materials in sufficient amounts to support the production requirements of the Products contemplated by the best estimated forecast to be delivered by Armkel to C&D hereunder.

          (b) Without limiting the provisions of Section 5.13, upon Armkel's request and at its sole cost and expense, C&D shall provide samples of raw materials and packaging purchased for the Products to Armkel for analysis. If Armkel reasonably determines that such materials and packaging are not in conformance with the Specifications, C&D shall withhold from use any such materials not in conformance.

          5.6  Obsolete Goods. It is understood by the Parties that when
               --------------
production is terminated, and possibly during the term of this Agreement, some materials will either become obsolete due to changes in the Specifications or there will be extra material due to incorrect forecasting. Although Armkel will be financially responsible for these obsolete and/or extra materials, (i) C&D shall use all prudent means to minimize the financial impact to Armkel of these material losses, and (ii) under no circumstances will Armkel be responsible under the provisions of this Section for raw materials and packaging materials which, when ordered by C&D or purchased by C&D from Armkel pursuant to Section
5.3 hereof, represented more than a six-month supply (based on Armkel's rolling forecast at the time when the materials were purchased) of the item in question.

          5.7  Records. C&D shall keep complete, true and accurate records and
               -------
accounts in accordance with generally accepted accounting principles applied on a consistent basis from year to year with respect to information used to determine the Fees and Costs (including, without limitation, raw materials and packaging) and other information relevant to the manufacture, packaging or shipping of the Products, quality assurance measures, and all other procedures utilized in the production process under this Agreement and including an inventory of all finished goods produced and shipped or held by C&D. Such records and accounts shall be separate from the records and accounts with respect to C&D's own products and activities and all products distributed hereunder to customers and other third party purchasers shall be billed and invoiced using Armkel stationery, except for products that the Parties agree may be billed and invoiced under C&D's stationery, provided that C&D maintains separate internal accounts with respect to such Armkel products. Armkel or its representatives shall have the right to audit any and all of such records and accounts of C&D.

          5.8  Sampling and Testing. (a) Without limiting its warranties herein,
               --------------------
C&D shall perform at its sole cost and expense, the sampling and testing procedures, including microbiological, analytical and environmental testing, for the Products in accordance with Armkel's Specifications and the quality control procedures for the Products prior to releasing the Products for delivery to Armkel.

          (b) Without limiting the provisions of Section 5.13, Armkel may perform, or engage an independent third party to perform, at Armkel's sole cost and expense, sampling and testing procedures for the Products to determine that such Products are in accordance with the Specifications. If Armkel reasonably determines that such Products are not in conformance with the Specifications, C&D shall not release such Products for delivery to Armkel.

          5.9  Covenant and Warranty. (a) C&D warrants that each lot of Product
               ---------------------
sold to Armkel will be manufactured, processed and packaged and held in accordance with the higher of the standards established by (i) the Good Manufacturing Practices regulations promulgated by the United States Food and Drug Administration (collectively, "Good Manufacturing Practices") or (ii) C&D's internal standards. All manufacturing services performed pursuant to this Agreement shall be performed in compliance with all material applicable federal, state, provincial and local laws, rules and regulations.

          (b) C&D warrants that the Products delivered to Armkel in accordance with this Agreement (i) will be free from defects in materials and manufacture;
(ii) will conform to the Specifications and all applicable laws and regulations of the United States Food and Drug Administration, the United States Public Health Service, and any and all other similar applicable health and safety laws and regulations of the United States, any state and any local jurisdiction; and
(iii) when delivered to Armkel, shall not be adulterated or misbranded within the meaning of the United States Federal Food, Drug and Cosmetic Act and regulations promulgated thereunder; and (iv) shall not be articles which may not, under the provisions of Section 512 of the Federal Food, Drug and Cosmetic Act, be introduced into interstate commerce.

          (c) Each Party shall obtain and maintain all material permits, approvals and licenses necessary or appropriate to perform its obligations hereunder and shall at all times comply with the terms and conditions of such permits, approvals and licenses.

          5.10  Acceptance. Each batch of the Products delivered by C&D to
                ----------
Armkel shall be deemed to be accepted unless Armkel gives C&D a written notice (a "Rejection Notice") within 30 calendar days of Armkel's actual receipt of such Products, stating in reasonable detail the deficiencies of such Products hereunder and delivering any such rejected Products to C&D at C&D's expense. The rejection shall be conclusive and binding upon the Parties and Armkel shall have no obligation to pay for such Products if C&D does not specifically deny responsibility for the deficiencies with the Products forming the basis of Armkel's rejection, by delivery within 30 days after C&D's receipt of both the rejected goods and the Rejection Notice of written notice to Armkel stating in reasonable detail the relevant information underlying its denial of responsibility.

          5.11  Defects, Discrepancies. C&D shall remedy any defects or
                ----------------------
discrepancies caused by C&D by replacement, at no additional cost to Armkel, of any Products rejected by Armkel in accordance with Section 5.10 above for failure to conform to the requirements of this Agreement. C&D's obligation under the prior sentence shall include reimbursing Armkel for all reasonable transportation, retrieval, storage and destruction costs associated with the defective Products. The remedies of this Section 5.11 are in addition to those contemplated by Article VIII hereof.

          5.12  Recalls. Armkel shall determine in its sole discretion, and in
                -------
accordance with its direction, from time to time, to conduct a voluntary recall, market withdrawal or field correction (a voluntary or mandatory recall, and any such market withdrawal or field correction, a "Recall") of any Products
                                               ------
manufactured by C&D. To the extent any such Recall is the result of deficiencies of any Products arising from C&D's breach hereunder, C&D shall either replace the recalled Products with an equivalent quantity of such Products or credit Armkel for the Fees and Costs paid by Armkel hereunder in respect of such Products. The remedies of this Section 5.12 are in addition to those contemplated by Article VIII hereof.

          5.13  Access. Upon reasonable notice, and during C&D's normal
                ------
operations, C&D shall permit Armkel or its designees access to C&D's facilities utilized in the receiving, handling, packaging and storage of packaging, raw materials and the Products for the purpose of ascertaining C&D's compliance with Good Manufacturing Practices, Specifications and quality assurance requirements and otherwise with the terms hereunder in respect of the Services and determination of the Fees and Costs; provided, that unless permitted under another agreement between the Parties, Armkel shall not have access to any part of C&D's facilities which are not used directly in the manufacture of the Products or the receiving, storage, handling or packaging of any Products or raw materials or which are subject to limited access by agreement of the Parties. Notwithstanding the foregoing, Armkel's access to and inspections of C&D's facilities and operations permitted hereunder shall not affect C&D's obligations to comply with all requirements of this Agreement. C&D shall promptly notify Armkel of any discrepancies noted during any inspection of C&D's production facilities by the United States Food and Drug Administration, the United States Public Health Service, any state or any other legally authorized federal, state or local regulatory agency and shall also provide Armkel a list of any discrepancies noted by any authorities relating to the manufacture, packaging and storage by C&D of the Products, the raw materials and the packaging materials. C&D shall allow Armkel or its designees reasonable access to all records insofar as they relate to the Products.

                                   ARTICLE VI

                              TERM AND TERMINATION

          6.1  Duration. Subject to the terms of Sections 9.2 and 9.3 and this
               --------
Article VI, this Agreement shall terminate upon the fifth anniversary of the date hereof; provided, that this Agreement shall be automatically renewed for successive one year periods unless either party gives notice of its intention not to renew (in whole or in part) at least six months prior to the expiration of the term.

          6.2  Early Termination by C&D. C&D may terminate this Agreement by
               ------------------------
(and effective upon) its delivery of written notice to Armkel specifying the basis for termination hereunder, under the following circumstances:

          (a) if Armkel shall breach this Agreement in any material respect; provided, that Armkel shall have the right to prevent termination based upon Armkel's material breach of this Agreement by curing such material breach within 60 days following receipt of C&D's termination notice;

          (b) the sale to a third party of the Kelso Member's or C&D's ownership interests in Armkel pursuant to Section 10.3 ("Sales by Kelso: Right of First Offer, Drag-Along Rights") or Section 10.2 ("Sales by C&D: Right of First Offer, Drag-Along Rights") of the LLC Agreement, in either case subject to
Section 2.10 hereof; or

          (c) following the occurrence of a Bankruptcy Event with respect to C&D or Armkel.

          6.3  Early Termination by Armkel. Armkel may terminate this Agreement
               ---------------------------
by (and effective upon) its delivery of written notice to C&D specifying the basis for termination hereunder, under the following circumstances:

          (a) the sale to a third party of C&D's or the Kelso Member's ownership interests in Armkel pursuant to Section 10.2 ("Sales by C&D: Right of First Offer, Drag-Along

Rights") or Section 10.3 ("Sales by Kelso: Right of First Offer, Drag-Along Rights") of the LLC Agreement, in either case subject to Section 2.10 hereof;

          (b)  upon the occurrence of a Change of Control of C&D;

          (c) with respect to any particular Service or Services provided hereunder, if (1) such Service or Services have been significantly deficient as provided by C&D for a period of at least 180 days, compared to such Service or Services having been provided by an independent third party who performs services similar to the Services for a business of the size and type of Armkel, and such deficiency was within C&D's control, (2) the Chief Executive Officer of Armkel recommends to the Board of Directors of Armkel to terminate such Service or Services, (3) Armkel has provided written notice to C&D detailing such deficiency and (4) Armkel has provided C&D an opportunity to cure such deficiency for a period of at least 90 days following such written notice; or

          (d) following the occurrence of a Bankruptcy Event with respect to C&D or Armkel.

          In the event any Service is terminated in accordance with paragraph
(c) of this Section 6.3, this Agreement shall remain in effect with respect to all other Services unless otherwise terminated in full in accordance with the other terms of this Article VI.

          6.4  Partial Termination. Without limiting any of the rights set forth
               -------------------
in Section 6.3, Armkel shall have the right to terminate the Manufacturing Services with respect to any Product if (1) the Manufacturing Services provided by C&D with respect to such Product have been deficient for a period of at least 30 days, and such deficiency is within C&D's control; (2) the Chief Executive Officer of Armkel recommends to the Board of Directors of Armkel to terminate the Manufacturing Services provided by C&D with respect to such Product, (3) Armkel has provided written notice to C&D detailing such deficiency and (4) Armkel has provided C&D an opportunity to cure such deficiency for a period of at least 15 days. Without limiting the foregoing, C&D's failure to supply any Product that has been ordered in accordance with Section 4.2 of this Agreement for a period in excess of 30 days from the due date of delivery shall be deemed to be a deficiency in the services provided. In the event of termination of any Manufacturing Services effected pursuant to this Section 6.4, Armkel may thereafter purchase such Product from an alternative source.

          6.5  Consequences on Termination. In the event this Agreement expires
               ---------------------------
or is terminated in accordance with this Article VI, then (a) C&D shall promptly cease all Services, and shall cause its Affiliates to do so, and shall transfer back to Armkel all works in progress and finished goods and associated raw materials, (b) each of C&D and Armkel shall promptly return all Confidential Information received from the other Party in connection with this Agreement, without retaining a copy thereof, (c) each of C&D and Armkel shall promptly honor all credits and make any accrued and unpaid payment to the other Party as required pursuant to the terms of this Agreement, including payments for all works in progress, finished goods and raw materials, (d) Armkel shall remove its Equipment from the Facility as contemplated by Section 3.3 hereof, and (e) each Party shall continue to be subject to and responsible for its accrued but unperformed obligations and any liabilities in respect of its prior breach hereof.

                                  ARTICLE VII

                             LIMITATION ON LIABILITY

          7.1  Limitation on Liability. Neither Party nor any of its Affiliates
               -----------------------
will be liable to the other Party or its Affiliates for any claim or demand against such other Party and its Affiliates, and their respective officers, directors, partners, principals, employees, agents or representatives, arising under or relating to this Agreement (i) by any unaffiliated third party (except as provided in Article VIII hereof), or (ii) for any amounts representing loss of profit, loss of business or special, indirect, incidental, consequential or punitive damages of any nature whatsoever, including, without limitation, any damages arising out of or in connection with any loss of business or anticipatory profits, even if such Person has been advised of the possibility of such damages.

                                  ARTICLE VIII

                                 INDEMNIFICATION

          8.1  Armkel Indemnification. Subject to Article VII, Armkel (for
               ----------------------
purposes of Section 8.3, an "Indemnifying Party") shall indemnify, defend and
                             ------------------
hold harmless C&D and its Affiliates, and their respective officers, directors, partners, principals, employees, agents and representatives (collectively, the "C&D Indemnified Parties", and for purposes of Section 8.3, each an "Indemnified
 -----------------------                                             -----------
Party"), from and against all liabilities, out-of-pocket costs and expenses,
-----
including, without limitation, reasonable defense costs, settlement costs and attorneys' fees (collectively, "Losses"), based upon (i) any claim, action, suit
                                ------
or proceeding by an unaffiliated third party arising out of or related to the provision of Services pursuant to this Agreement; provided, however, that the
                                                  --------
foregoing indemnification under clause (i) shall not apply to the extent, and only to the extent, that such Losses are directly and proximately caused by the gross negligence or willful misconduct of C&D or its Affiliates or C&D's failure to comply in any material respect with the express terms of this Agreement or
(ii) Armkel's failure to comply in any material respect with the express terms of this Agreement. The indemnification obligations set forth in this Section 8.1 are subject to the indemnification procedures set forth in Section 8.3.

          8.2  C&D Indemnification. Subject to Article VII, C&D (for purposes of
               -------------------
Section 8.3, an "Indemnifying Party") shall indemnify, defend and hold harmless
                 ------------------
Armkel and its Affiliates, and their respective officers, directors, partners, principals, employees, agents and representatives (collectively, the "Armkel
                                                                      ------
Indemnified Parties", and for purposes of Section 8.3, each an "Indemnified
-------------------                                             -----------
Party") from and against any Losses suffered by the Armkel Indemnified Parties
-----
to the extent, and only to the extent, that such Losses are directly or proximately caused by (i) the gross negligence or willful misconduct of C&D or its Affiliates or (ii) C&D's failure to comply in any material respect with the express terms of this Agreement. The indemnification obligations set forth in this Section 8.2 are subject to the indemnification procedures set forth in
Section 8.3.

          8.3  Procedures for Indemnity Claims. Any claim which may form a basis
               -------------------------------
for indemnification hereunder (an "Indemnity Claim") by any Indemnified Party
                                   ---------------
shall be asserted
and resolved as set forth in this Section 8.3. The Indemnified Party shall promptly, but in no event more than 15 Business Days following such Indemnified Party's receipt of, notice of, or actual knowledge of such claim, give written notice to the Indemnifying Party, which notice shall state in reasonable detail the nature and basis of the Indemnity Claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of any claim) and which notice, if applicable, shall also have attached to it copies of all relevant documents received by the Indemnified Party substantiating such Indemnity Claim (the "Claim Notice").
                                                            ------------
Failure of the Indemnified Party to give a Claim Notice as contemplated hereby shall not relieve the Indemnifying Party from liability for indemnification hereunder, except if and to the extent that the Indemnifying Party is actually prejudiced thereby. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, on an ongoing basis promptly after the Indemnified Party's receipt thereof, copies of all notices and documents received by the Indemnified Party relating to the Indemnity Claim, as the case may be. With respect to an indemnity claim other than an a third party claim that is resolved as provided in this Section 8.3, the Indemnifying Party shall promptly pay such Indemnity Claim within 20 Business Days from its receipt of the Claim Notice (the "Notice
                                                                         ------
Period"), unless it notifies the Indemnified Party in writing that the
------
Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to the Indemnity Claim. If the Indemnity Claim involves an amount in dispute with a third party (a "Third Party
                                                                     -----------
Claim"), the Indemnifying Party may advise the Indemnified Party within 10
-----
Business Days from its receipt of the Claim Notice that it will defend the Indemnified Party against such Third Party Claim. Except as hereinafter provided, in the event that the Indemnifying Party so notifies the Indemnified Party that it will defend the Indemnified Party against such Third Party Claim, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense. All costs and expenses incurred by the Indemnifying Party in defending the Third Party Claim shall be paid by the Indemnifying Party. If an Indemnified Party desires to participate in any such defense it may do so at its sole cost and expense; provided, that the Indemnified Party and its counsel shall comply
             --------
with all reasonable instructions from the Indemnifying Party. The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement in respect of a Third Party Claim without the consent of the Indemnified Party, to the extent such judgment or settlement imposes a non-monetary obligation on the Indemnified Party or is not accompanied by a complete and unconditional release of the Indemnified Party in respect of such Third Party Claim; provided, that the consent of the Indemnified Party shall not
                   --------
be unreasonably withheld, conditioned or delayed. If the Indemnifying Party elects not to defend the Indemnified Party against such Third Party Claim, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the Indemnified Party may conduct the defense and the reasonable costs and expenses pertaining to such defense shall be the liability of the Indemnifying Party. In any case, whether or not the Indemnifying Party elects to control the defense of a Third Party Claim, the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement in respect of a Third Party Claim without the consent of the Indemnifying Party, and without such consent the Indemnifying Party shall not be obligated to indemnify the Indemnified Party hereunder in respect of the related Indemnification Claim; provided, that the consent of the Indemnifying Party shall not be unreasonably
--------
withheld, conditioned or delayed. To the extent the Indemnifying Party shall direct, control or participate in the defense or settlement of any Third Party Claim, the Indemnified Party will, as reasonably required, give the Indemnifying Party and its counsel access to, during normal business hours, the relevant business records and other documents, and permit them to consult with the employees and counsel of the Indemnified Party. Regardless of which Person assumes control of the defense of any claim, each Party shall cooperate and provide the other Party reasonable assistance in the defense thereof.

          8.4  Sole Remedy. The remedies set forth in this Agreement shall
               -----------
constitute the sole and exclusive remedy and shall be in lieu of any other remedies that may be available to C&D Indemnified Parties or Armkel Indemnified Parties under any agreement, pursuant to any statutory or common law, in equity or otherwise with respect to the subject matter of this Agreement. The Parties each hereby waive any provision of any applicable law to the extent that it would limit or restrict the agreements contained in this Section 8.4.

                                   ARTICLE IX

                            MISCELLANEOUS AND GENERAL

          9.1  Force Majeure. Subject to Section 4.5 hereof, in the event the
               -------------
performance by Armkel or C&D of their respective duties or obligations hereunder is interrupted or interfered with by reason of any cause beyond its reasonable control including, but not limited to, fire, storm, flood, earthquake, explosion, war, strike or labor disruption, rebellion, insurrection, quarantine, `act of God', boycott, embargo, shortage or unavailability of supplies, riot, or governmental law, regulation or edict (collectively, a "Force Majeure Event"),
                                                        -------------------
the Party affected by such Force Majeure Event shall not be deemed to be in default of this Agreement by reason of its nonperformance of its obligations hereunder to the extent due to such Force Majeure Event, but shall give prompt written notice to the other Party of the Force Majeure Event. If, as soon as, and to the extent that the Force Majeure Event no longer interrupts a Party's performance of its obligations hereunder, its interrupted obligations shall accrue from such point forward under the terms hereof.

          9.2  Confidential Information. The Parties hereto expressly
               ------------------------
acknowledge and agree that all information, whether written or oral, furnished by either Party to the other Party or any Affiliate of such other Party pursuant to this Agreement, including any schedules and exhibits hereto ("Confidential
                                                                 ------------
Information") shall be deemed to be confidential and shall be maintained by each
-----------
Party and their respective Affiliates in confidence, using the same degree of care to preserve the confidentiality of such Confidential Information that the Party to whom such Confidential Information is disclosed would use to preserve the confidentiality of its own information of a similar nature and in no event less than a reasonable degree of care. Except as authorized in writing by the other Party, neither Party shall at any time disclose or permit to be disclosed any such Confidential Information to any person, firm, corporation or entity,
(i) except as may reasonably be required in connection with the performance of this Agreement by the Parties or their respective Affiliates, as the case may be, and (ii) except to the Parties' lenders, financing sources, agents or representatives who are informed by the Parties of the confidential nature of the information and are bound to maintain its confidentiality, and (iii) in the course of due diligence in connection with the sale of all or a portion of either Party's business or the sale of either Party's ownership interests in Armkel, provided the disclosure is pursuant to a written nondisclosure agreement having terms comparable to Sections 9.2 and 9.3 hereof. The provisions of this Section 9.2 shall survive the termination of this Agreement.

          9.3  Exceptions. The obligation not to disclose information under
               ----------
Section 9.2 shall not apply to information that, as of the Closing Date or thereafter, (i) is or becomes generally available to the public other than as a result of disclosure made by the Party desiring to treat such information as nonconfidential or any of its Affiliates or representatives thereof, (ii) was or becomes readily available to the Party desiring to treat such information as nonconfidential or any of its Affiliates or representatives thereof on a nonconfidential basis prior to its disclosure to such Party by the other Party, or (iii) becomes available to the Party desiring to treat such information as nonconfidential or any of its Affiliates or representatives thereof on a nonconfidential basis from a source other than its own files or personnel or the other Party or its Subsidiaries, provided, that such source is not known by the Party desiring to treat such information as nonconfidential to be bound by confidentiality agreements with the other party or its Affiliates or by legal, fiduciary constraints on disclosure of such information, or (iv) is required to be disclosed pursuant to a governmental order or decree or other legal requirement (including the requirements of the U.S. Securities and Exchange Commission and the listing rules of any applicable securities exchange), provided, that the Party required to disclosure such information shall give the other Party prompt notice thereof prior to such disclosure and, at the request of the other Party, shall cooperate in all reasonable respects in maintaining the confidentiality of such information, including obtaining a protective order or other similar order. Nothing in this Section 9.3 shall limit in any respect either Party's ability to disclose information in connection with the enforcement by such Party of its rights under this Agreement.

          9.4  License. Armkel hereby grants C&D a non-assignable,
               -------
non-sublicenseable, royalty-free license to use Armkel's marks, trade dress, logos, artwork, packaging and labeling and all related items and rights ("Marks") on Products supplied by C&D to Armkel hereunder. All Marks for the
  -----
Products provided by Armkel shall remain the exclusive and sole property of Armkel. C&D shall not utilize, for any purpose whatsoever, any Mark provided hereunder in any manner inconsistent with the terms of this Agreement or any other agreement between the parties. C&D further agrees that it will in no way utilize the Marks in any other manner regarding C&D, unless Armkel's prior written consent specifically referencing this Section 9.4 is obtained.

          9.5  Independent Contractor. This Agreement shall not constitute or
               ----------------------
give rise to a partnership between the Parties. The operation of any equipment or machinery or devices used by C&D and the employment of labor to process, package, pack, code date, stencil, store, assemble and load the Products shall be the sole responsibility of C&D. All activities by C&D under the terms of this Agreement shall be carried on by C&D as an independent contractor and not as an agent for or employee of Armkel and this Agreement shall not constitute or give rise to an agency relationship between the parties except as otherwise expressly contemplated hereby. Armkel shall not be liable for any injuries or personal or real property damages incurred by C&D or its agents or employees in the performance of their duties hereunder, as the case may be, unless caused by the material breach by Armkel of the terms hereof. No employee of C&D shall be deemed to be an employee of Armkel.

          9.6  Conflict with Purchase Order Terms. In case of any conflict
               ----------------------------------
between the terms of this Agreement and the terms of any purchase orders, acceptances, correspondence, memoranda, listing sheets or documents forming part of any order or acceptance for the Products during the term of this Agreement, the terms of this Agreement shall govern and prevail and conflicting and additional terms and conditions of any such documents shall be deemed deleted and shall not be binding upon the Parties.

          9.7  Taxes. Armkel shall pay all sales, revenue, excise or other
               -----
federal, state or local taxes payable with respect to any purchase or shipment of the Products hereunder, excluding franchise, ad valorem, income taxes or other similar taxes of C&D related to the operation of its business. In lieu of sales taxes, Armkel may provide C&D with an appropriate sales tax exemption certificate acceptable to the relevant taxing authority.

          9.8  Modification or Amendment. Subject to the provisions of
               -------------------------
applicable law, the parties hereto may only modify or amend this Agreement by written agreement executed and delivered by duly authorized officers of Armkel and C&D.

          9.9  GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.
               ---------------------------------------------

          (i) THIS AGREEMENT AND ANY DISPUTES, CLAIMS OR CONTROVERSIES ARISING FROM OR RELATING TO THE AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The Parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the County of New York, New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.10 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

          (ii) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT,

OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.9.

          9.10  Notices. Any notice, request, instruction or other document to
                -------
be given hereunder by any party to the others shall be in writing and shall be deemed to have been delivered (i) on the date of service, if served personally,
(ii) upon confirmation of receipt, if transmitted by facsimile, electronic or digital transmission method, (iii) on the first business day after sent, if sent for next day delivery by recognized overnight delivery service and (iv) on the third day after it is sent, if sent by first class mail. In each case, notice shall have been sent to the Parties at the following addresses:

          if to Armkel:
          ------------

          Armkel, LLC
          c/o Kelso & Company
          320 Park Avenue, 24th Floor
          New York, NY 10022
          Attention: James J. Connors, II, Esq.
          Telecopy: (212) 223-2379

          (with copies to:

          Lou Kling
          Eileen T. Nugent
          Skadden, Arps, Slate, Meagher & Flom LLP
          Four Times Square
          New York, New York 10036
          Telephone: 212-735-3000
          Facsimile: 212-735-2000)

          if to C&D
          ---------

          Church & Dwight Co., Inc.
          469 North Harrison
          Princeton, New Jersey 08543
          Telecopier: (609) 497-7177
          Attention: Mark Bilawsky, Esq.
          Facsimile: (609) 497-7177

          (with copies to

          Ronald Beard, Esq.
          Gibson, Dunn & Crutcher LLP
          4 Park Plaza
          Irvine, California  92614
          Telephone: (949) 451-4089
          Facsimile: (949) 475-4730

          and

          Steven P. Buffone
          Barbara L. Becker
          Gibson, Dunn & Crutcher LLP
          200 Park Avenue
          New York, New York 10166
          Telephone:  212-351-4000
          Facsimile:  212-351-4035)


or to such other persons or addresses as may be designated in writing by the Party to receive such notice as provided above.

          9.11  Entire Agreement. This Agreement, including any schedules and
                ----------------
exhibits hereto or thereto, constitute the entire agreement with respect to the subject matter hereof, and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the Parties.

          9.12  Severability. It is the intention of the Parties that the
                ------------
provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. It is the intention of the Parties that if any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

          9.13  No Third-Party Beneficiary Rights. This Agreement is not
                ---------------------------------
intended to confer upon any Person other than the Parties any rights or remedies hereunder or in connection herewith.

          9.14  Assignment. This Agreement and any rights and obligations
                ----------
hereunder shall not be assignable by either Party whether by operation of law or otherwise, without the prior written consent of the other Party, and any assignment made in contravention of this Section 9.14 shall be null and void; provided, that a Party may assign any of its rights and obligations hereunder in whole or in part, to an Affiliate of such Party without consent of the other Party, provided such Affiliate agrees to be bound by this Agreement; provided further, that any Affiliate of a Party may perform any obligations due to be rendered by such Party to the other Party hereunder and any Party may cause any obligation due to it by the other Party hereunder to be rendered to its Affiliate, if in either of such cases, such substitution does not change the nature of the obligations in any way or otherwise have any adverse impact on the other Party; provided further, that if a Party's Affiliate is performing any obligations on behalf of such Party, such Party shall continue to be directly and primarily liable hereunder for the performance thereof.

          9.15  Arbitration. The Parties shall endeavor to settle all disputes
                -----------
by amicable negotiations. Except as otherwise provided herein, any claim, dispute, disagreement or controversy that arises among the Parties relating to this Agreement that is not amicably settled shall be resolved by arbitration. Any such arbitration shall be heard in The City of New York, New York, before a panel consisting of three (3) arbitrators, each of whom shall be impartial. Upon the written Request for Arbitration of either Party to commence arbitration hereunder, each Party shall choose one (1) arbitrator within fifteen (15) days of the date of such request. The arbitrators chosen by each Party shall then mutually choose one (1) additional arbitrator within fifteen (15) days after both arbitrators have been chosen by the Parties. Except as the Parties may otherwise agree, all arbitrators (if not selected by the Parties and arbitrators within a total of thirty (30) days of a written Request for Arbitration) shall be appointed pursuant to the commercial arbitration rules of the American Arbitration Association. In determining the appropriate background of the arbitrators, the appointing authority shall give due consideration to the issues to be resolved, but his or her decision as to the identity of the arbitrator(s) shall be final. An arbitration may be commenced by either Party by the service of a written Request for Arbitration upon the other. Such Request for Arbitration shall summarize the controversy or claim to be arbitrated. All attorneys' fees and costs of the arbitration shall in the first instance be borne by the respective Party incurring such costs and fees but the arbitrators shall have the discretion to award costs and/or attorney's fees as they deem appropriate under the circumstances. The Parties hereby expressly waive punitive damages, and under no circumstances shall an award contain any amount that in any way reflects punitive damages. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. It is intended that controversies or claims submitted to arbitration under this
Section 9.15 shall remain confidential, and to that end it is agreed by the Parties that neither the facts disclosed in the arbitration, the issues arbitrated, nor the views or opinions of any Persons concerning them, shall be disclosed to third Persons at any time, except to the extent necessary to enforce an award or judgment or as required by law or in response to legal process or in connection with such arbitration. Any arbitration under this
Section 9.15 shall be conducted pursuant to the commercial arbitration rules of the American Arbitration Association. All decisions by the panel of arbitrators shall be final, binding and nonappealable.

          9.16  Headings/Construction. Section headings contained in this
                ---------------------
Agreement are for convenient reference only, and shall not in any way affect the meaning or interpretation of this Agreement. The language used in this Agreement will be deemed the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against any Person.

          9.17  Counterparts. This Agreement may be executed in any number of
                ------------
counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

          9.18  Determinations by Armkel. For purposes of this Agreement,
                ------------------------
determinations to be made by Armkel hereunder shall be made solely as directed by the Kelso Member or, in the event of a sale to a third party of all of the Kelso Member's ownership interests in Armkel pursuant to Section 10.3 of the LLC Agreement, such third party transferee, in each case, acting in good faith on behalf of Armkel and its members.

                  IN WITNESS WHEREOF, the Parties hereby have caused this Agreement to be executed by their proper officers, duly authorized to do so, as of the date first written above.

                                           ARMKEL, LLC


                                           By:_________________________________
                                              Name:
                                              Title:


                                           CHURCH & DWIGHT CO., INC.


                                           By:_________________________________
                                              Name:
                                              Title:

                                   SCHEDULE A

                            Services; Fees and Costs/1/
                            ---------------------------

                     Services                                      Costs

Manufacturing of Nair Product Line
----------------------------------
Direct Labor                                                   Actual Costs
Manufacturing Overheads (includes quality
control, maintenance and maintenance supplies,
utilities, general plant supervision, property
taxes and insurance; excludes depreciation)                 $500,000/2/ per year
Operations                                                  $300,000/2/ per year

Distribution for all domestic Armkel products
---------------------------------------------
Storage & Handling, Freight                                     Actual Cost
Warehousing, Labor and Overheads                              Contract Basis/3/
Raw and Packaging Materials                                     Actual Cost
Returned Goods Processing                                     Contract Basis/3/




NOTES:

1 All fees and costs are based on customary manufacturing and distribution activities similar to those in effect as of the date of this Agreement with respect to the Products and do not include any extraordinary activities or activities significantly different from those in effect as of such date.

2  Subject to adjustment as provided under Article V of this Agreement.

3 On a contract basis as requested by Armkel, based on time records, space utilization or similar basis.

                                    EXHIBIT A

                                    Equipment
                                    ---------

          Any equipment and tangible personal property located at the Facility that constitutes a Purchased Asset under the Asset Purchase Agreement, and that are used in the manufacture of the Products.

                                    EXHIBIT B

                                    Products
                                    --------

                  See Attached for Nair(TM) Product Line by SKU